Exhibit 99.1

PHH CORPORATION PROVIDES UPDATE ON PREPARATION OF 2005 FINANCIAL STATEMENTS

Releases Key Operating Metrics and Announces New Client Signings

Mt. Laurel, NJ, June 12, 2006 - PHH Corporation (NYSE: PHH) today provided an update on the status of the preparation and audit of its 2005 financial statements and released certain key operating metrics for the three months ended March 31, 2006. In addition, the Company announced several new client signings.

Financial Reporting Update

As reported in our prior Securities and Exchange Commission (“SEC”) filings, PHH Corporation did not meet the extended SEC deadline to file its Annual Report on Form 10-K for the year ended December 31, 2005 (“Form 10-K”) or its Form 10-Q for the quarter ended March 31, 2006 (“Form 10-Q”) because we have not yet finalized our financial statements for the fourth quarter and the fiscal year 2005 and the audit of our 2005 financial statements is ongoing. In addition, we anticipate that the filing of our Form 10-Q for the quarter ended June 30, 2006 will be delayed beyond the SEC filing deadline. As a result of this anticipated delay, we have obtained additional waivers from our lenders and certain other parties regarding the delivery of our financial statements and continue to seek additional waivers as necessary. Investors should refer to our Current Report on Form 8-K filed with the SEC today for additional information regarding waivers.

On February 1, 2005, we began operating as an independent, publicly-traded company pursuant to a spin-off (“Spin-Off”) from Cendant Corporation. Prior to our Spin-Off, we underwent an internal reorganization which required significant accounting adjustments and certain allocations were made that are now the subject of additional review by us as part of the ongoing preparation of our 2005 financial statements. As part of our review of these transactions and certain other accounting items not related to the Spin-Off identified in the course of the ongoing preparation of our 2005 financial statements, a number of accounting matters are being reviewed by us as disclosed in our prior SEC filings. We are working diligently to complete the Form 10-K and commence work on the Form 10-Q, but we are unable at this time to provide an expected date for these filings.

We are also in the process of evaluating our internal control over financial reporting as of December 31, 2005. This assessment, as required by Section 404 of the Sarbanes-Oxley Act of 2002, has identified control deficiencies, certain of which have been classified as material weaknesses. We intend to remediate any material weaknesses and other control deficiencies identified as promptly as possible.

To address the issues identified in our financial reporting process, on February 23, 2006, our Board of Directors appointed Mr. Clair M. Raubenstine, as executive vice president and chief financial officer, replacing our former chief financial officer. We have also replaced our vice president of internal audit, increased our finance and accounting professional staff, and engaged outside accounting consultants.

For more information on these matters, investors should review our Current Reports on Form 8-K filed with the SEC on March 1, 2006, March 17, 2006, May 11, 2006 and June 12, 2006.

Key Operating Metrics and New Client Signings

As a result of the delay in issuing our 2005 and first quarter 2006 financial statements, as part of this press release, we are providing certain unaudited operating metrics for the quarter ended March 31, 2006.

Mr. Terry Edwards, president and chief executive officer, stated, “Our mortgage services segment results thus far in 2006 have been disappointing due to industry-wide margin pressure, loan origination volume declines and increased costs to hedge the servicing portfolio. Nevertheless, we are pleased to announce the signing of five new outsource clients, including Citizens Bank of Michigan, Columbia State Bank, Arizona Federal Credit Union, and TD Banknorth. The annualized origination volume from these new outsource clients is estimated to be approximately $3.0 billion and is expected to begin to impact our financial results in the third quarter of 2006.”

Mr. Edwards continued, “We are pleased with the performance of our fleet management services segment. We have experienced growth in the number of our leased vehicles, maintenance cards, fuel cards and accident management vehicles for the quarter ended March 31, 2006 compared to the same quarter 2005.”

In connection with the ongoing review and analysis of our 2005 and first quarter 2006 financial statements, we are undertaking a comprehensive review of the Company’s accounting controls, financial reporting process and the application of generally accepted accounting principles. While most of the information contained in the following summary tables is not derived from the Company’s financial statements, we expect that some of this information may be impacted by our ongoing analysis of the Company’s financial statements. We believe that the information may be useful to investors for comparing current business activities with those of prior periods and for reviewing trends in our business, notwithstanding that information may change, perhaps materially, from what is reported herein. Accounting matters under review that may cause some of this information to change include those disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 1, 2006, March 17, 2006, May 11, 2006 and June 12, 2006. Investors should refer to these Form 8-Ks for additional information regarding the review and analysis of the Company’s 2005 and first quarter 2006 financial statements.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1. Its subsidiary, PHH Arval, is the second-largest fleet management services provider in the United States and Canada2. For additional information about the company and its subsidiaries please visit our website at www.phh.com.

1 Inside Mortgage Finance, Copyright 2006
2 Automotive Fleet Fact Book, June 2005

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. As you read and consider the estimates of historic operating metrics, such as loan origination volume and average fleet units and information regarding the appropriateness of certain accounting and tax treatment included in this press release, you should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate”, “may result”, “will result” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contact Information:
Investors:
Nancy R. Kyle
856-917-4268

Media:
Karen K. McCallson
856-917-8679

PHH Corporation
Mortgage Services Segment
Key Operating Metrics
Preliminary and Unaudited (1)

Mortgage Originations
	Three Months Ended March 31,
	2006	2005	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$7,205	$6,815	$390	6%
Fee-based closings	2,036	2,600	(564)	(22)%
Total closings	$9,241	$9,415	$(174)	(2)%
Purchase closings	$6,158	$6,158	$—	—
Refinance closings	3,083	3,257	(174)	(5)%
Total closings	$9,241	$9,415	$(174)	(2)%
Fixed rate	$4,857	$3,828	$1,029	27%
Adjustable rate	4,384	5,587	(1,203)	(22)%
Total closings	$9,241	$9,415	$(174)	(2)%
Number of loans closed (units)	46,416	46,724	(308)	(1)%
Average loan amount	$199,091	$201,502	$(2,411)	(1)%
Loans sold	$7,278	$6,416	$862	13%
Average loan servicing portfolio	$157,931	$145,974	$11,957	8%

Loan Servicing Portfolio Activity
	Three Months Ended March 31,
	2006	2005
	(In millions)
Balance, beginning of period	$154,843	$143,056
Additions	8,441	7,945
Payoffs and curtailments	(7,217)	(7,508)
Balance, end of period (2)	$156,067	$143,493

Loan Servicing Portfolio Delinquency (2)(3)
	March 31,
	2006		2005
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
30 days	1.49%	1.23%	1.69%	1.33%
60 days	0.28%	0.22%	0.31%	0.22%
90 or more days	0.35%	0.26%	0.36%	0.23%
Total delinquency	2.12%	1.71%	2.36%	1.78%
Foreclosure/Real estate owned/Bankruptcies	0.90%	0.58%	0.98%	0.60%
__________
(1) The operating metrics presented herein include the combined results of PHH Mortgage Corporation and PHH Home Loans, LLC.
(2) Excludes certain home equity loans subserviced for others. These amounts were approximately $2.3 billion and $2.5 billion as of March 31, 2006 and 2005, respectively.
(3) The table represents the loan servicing portfolio delinquencies as a percentage of the total number of loans or the total unpaid balance of the portfolio.

PHH Corporation
Fleet Management Services Segment
Key Operating Metrics
Preliminary and Unaudited

	Average for the Three Months Ended March 31,
	2006	2005	Change	% Change
	(In thousands)
Leased vehicles	331	322	9	3%
Maintenance cards	343	335	8	2%
Fuel cards	324	317	7	2%
Accident management vehicles	331	330	1	—